As filed with the  Securities  and Exchange  Commission  on June 24,
                             1996 Registration No.

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             REGISTRATION STATEMENT
                                       on
                                    FORM S-8
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 VIDEONICS, INC.
             [Exact name of Registrant as specified in its charter]

                                   California
                 (State or other jurisdiction of incorporation)

                                   77-0118151
                      (I.R.S. Employer Identification No.)

                                1370 Dell Avenue
                           Campbell, California 95008
                    (Address of Principal Executive Offices)

                                 Videonics, Inc.
                             1996 Stock Option Plan
                              (Full title of Plan)

                             Mr. Michael L. D'Addio
                             Chief Executive Officer
                                 Videonics, Inc.
                                1370 Dell Avenue
                           Campbell, California 95008
                                 (408) 866-8300
            (Name, address and telephone number of agent for service)

                          Copies to: Wise & Shepard LLP
                           3030 Hansen Way, Suite 100
                           Palo Alto, California 94304
                                 (415) 856-1200
                     Attention: Jerrold F. Petruzzelli, Esq.

               Approximate date of commencement of proposed sales:
                   From time to time after the effective date
                         of this Registration Statement

==================================================================================================================
                  CALCULATION OF REGISTRATION FEE

- ---------------------------   --------------------------   --------------------------   --------------------------   ---------------
Title of each class of                                            Proposed                    Proposed maximum          Amount of
  securities to be             Amount to be registered      maximum offering price               aggregate             registration
    registered                                                    per share (1)               offering price(1)            fee (1)
- ---------------------------   --------------------------   --------------------------   --------------------------   ---------------
      Common Stock,                   $500,000                     $10.3125                    $5,156,250.00              $1,778.00
      no par value
- ---------------------------   --------------------------   --------------------------   --------------------------   ---------------


 (1) Pursuant to Rule 457(h) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the bid and asked prices for Videonics, Inc. Common Stock on the NASDAQ National Market System on June 20, 1996. Page 1 of 22

PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS 1

Item 1.  Plan Information.


Item 2.  Registrant Information and Employee Plan Annual Information



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by Videonics, Inc. ("Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.
     2. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     3. The description of Registrant's Common Stock contained in a Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended, and declared effective on December 15, 1994, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Jerrold F. Petruzzelli, a partner of Wise & Shepard LLP, counsel for Registrant, is the sole and beneficial owner of 40,000 shares of Registrant's common stock. Such shares were acquired in open market purchases over a six month period from October 30, 1995 through April 30, 1996.

Item 6.  Indemnification of Directors and Officers.

         Registrant has adopted provisions in its Amended and Restated Articles of Incorporation (the "Articles") that limit the liability of its directors for monetary damages arising from breach of their fiduciary duty as directors, except to the extent otherwise required by the California Corporations Code. California Corporations Code Section 317(h) provides that, with the exception of expenses actually and reasonably incurred by a director in connection with the successful defense on the merits of any threatened, pending or completed action or proceeding or any claim, issue or matter therein and expenses specifically authorized and approved by the court in which any proceeding is or was pending, Registrant may not indemnify or advance money for expenses where such indemnification or advance is inconsistent with a provision of Registrant's Articles or Amended and Restated Bylaws (the "Bylaws"), a resolution adopted by its shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding which prohibits or otherwise limits indemnification. Registrant is not aware of any provision in its Articles or Bylaws, in a shareholder resolution, or in any other agreement that is inconsistent with Registrant's ability to provide indemnification. Each of Registrant's directors will continue to be subject to liability for acts or omissions that involve intentional misconduct or a knowing and culpable violation of the law, acts or omissions that a director believes to be contrary to the best interests of Registrant or its shareholders or that involve the absence of good faith on the part of the director, any transaction from which a director derives an improper personal benefit, acts or omissions that show a reckless disregard for the director's duty to Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing his duties as a director, of a risk of serious injury to Registrant or its shareholders, acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Registrant or its shareholders, improper transactions between the director and Registrant, and improper distributions to shareholders or loans or guarantees to directors and officers. Moreover, such limitation of liability does not limit the liability of Registrant's directors under the federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

         Registrant's Bylaws provide that Registrant shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors or officers, such indemnification obligations may be against public policy as expressed in the Securities Act and may therefore be unenforceable. Moreover, Registrant's provisions relating to limitations of liability of its directors will not limit the directors' exposure to monetary liability under the Securities Act. Registrant does not have an officer and director liability insurance policy.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Registrant where indemnification will be required or permitted. Registrant is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibits listed in the following Exhibit Index are filed as part of, or incorporated by reference into, this Registration Statement.


Exhibit Number              Description

     4.1 Amended and restated articles of incorporation of Videonics, Dated December 19, 1994 (filed as exhibit
                            3.1 to Registrant's Annual Report on form 10-k for the fiscal year ended December 31, 1994, file number 0-25036, and incorporated herein by reference)

     4.2                    Amended  and Restated  Bylaws of    Videonics,
                            Inc., as adopted by the Board of Directors on October 27, 1994 (filed as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for
                            the fiscal  year  ended   December 31,  1994,
                            file number 0-25036, and incorporated herein by reference)

    4.3 Videonics, Inc. 1996 Stock Option Plan, and related documents.*


    5                       Opinion of Wise & Shepard LLP*


    23                      Consent  of  Coopers & Lybrand  L.L.P.,  Independent
                            Accountants*
                            -----------------------------------
                            * filed herewith

Item 9.  Undertakings.

(1)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of this Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

__________________
1 This information is not required to be included in, and is not incorporated by in reference in, this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 21st day of June, 1996.


                                        VIDEONICS, INC.



      By:              /s/              Michael L. D'Addio

                                        Michael L. D'Addio
                                        Chairman of the Board,
                                        Chief Executive Officer and President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each officer or director of Videonics, Inc. whose signature appears below constitutes and appoints Michael
L. D'Addio and James A. McNeill, jointly and severally, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 21, 1996, by the following persons in the capacities indicated.




Signature                                       Title




/s/  Michael L. D'Addio                        Chairman of the Board,
     Michael L. D'Addio                        Chief  Executive Officer,
                                               President and Director




/s/  James A. McNeill                           Vice   President of Finance,
     James A. McNeill                          Chief Financial Officer and
                                               Assistant  Secretary






/s/  Mark C. Hahn                              Director,  Chief Technical
     Mark C. Hahn                              Officer,  and Secretary




/s/     Carl E. Berg                           Director
        Carl E. Berg



/s/     N. William Jasper, Jr.                 Director
        N. William Jasper, Jr.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS

                                   filed with

                             Registration Statement

                                       On

                                    Form S-8

                                      Under

                           The Securities Act of 1933




                                 Videonics, Inc.
               (Exact name of issuer as specified in its charter)



================================================================================

                                 Videonics, Inc.




                                                                    Sequential
Exhibit Number   Description                                        Page Number

4.3              Videonics,  Inc.  1996  Stock  Option                       12
                 Plan, and related documents

5                Opinion of Wise & Shepard LLP                               20

23               Consent of Coopers & Lybrand L.L.P.,                        22
                 Indendent Accountants

                                   Exhibit 4.3